UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

Bubblr, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	333-260902	86-2355916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21 West 46th Street New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(647) 646 2263

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [_]

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Approval of the 2022 Equity Incentive Plan

On May 25, 2022, our board of directors and majority shareholders approved the adoption of the Bubblr, Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”). The description of the 2022 Equity Incentive Plan provided below is qualified in its entirety by reference to the complete terms of the 2022 Equity Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The purpose of the 2022 Equity Incentive Plan is to foster and promote our long-term financial success and increase stockholder value by motivating performance through incentive compensation. The 2022 Equity Incentive Plan is intended to encourage participants to acquire and maintain ownership interests our company and to attract and retain the services of talented individuals upon whose judgment and special efforts the successful conduct of our business is largely dependent.

The 2022 Equity Incentive Plan became effective upon its approval by the majority of stockholders on May 25, 2022 and, unless earlier terminated, will continue until May 25, 2032. A total of 28,400,000 shares of common stock may be issued under the 2022 Equity Incentive Plan.

The 2022 Equity Incentive Plan provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, stock units, performance shares and performance units to our employees, officers, directors and consultants, including incentive stock options, non-qualified stock options, restricted stock, and other benefits.

Amended and Restated Employment Agreements

On May 31, 2022, our board of directors approved amended and restated employment agreements in favor of our Chief Executive Officer, Rik Willard, and our Chief Commercial Officer, Steven Saunders. The description of the agreements provided below is qualified in its entirety by reference to the complete terms of the agreements, copies of which are attached hereto as Exhibits 10.2 and 10.3 and incorporated by reference herein.

The employment agreement with Mr. Williard provides that we will compensate him with a yearly salary of $144,000 to be increased to $180,000 upon securing $5m in capital. We also agreed to compensate Mr. Willard with 5,400,000 restricted stock units, which vest 2,700,000 annually over a period of two years. He is also entitled to health and vacation benefits and six month severace if terminated for good cause of if he resigns for good reason in a constructive termination. He is also entitled to vesting of the restricted stock units upon any termination of employment by our company. Mr. Williard agreed to a two year non-solicit restrictive covenant.

The employment agreement with Mr. Saunders provides that we will compensate him with a yeary salary of $144,000 to be increased to $180,000 upon securing $5m in capital. We also agreed to compensate Mr. Saunders with 3,000,000 restricted stock units, which vests 1,500,000 annually over a period of two years. He is also entitled to health and vacation benefits and six month severace if terminated for good cause of if he resigns for good reason in a constructive termination. He is also entitled to vesting of the restricted stock units upon any termination of employment by our company. Mr. Saunders agreed to a two year non-solicit restrictive covenant.

Amended Loan Agreement

In 2016, our wholly owned subsidiary, Bubblr Limited, entered into a Loan Agreement with its Founder, Stephen Morris. On May 23rd, 2022, we entered into an amendment (the “Amendment”) to the Loan Agreement with Bubblr Limited and Mr. Morris to change the loan from a demand loan to have maturity date on the earlier of (i) the completion of an offering by Bubblr, Inc., in the amount of no less than $7,500,000 in a public offering, or (ii) two years from the date of the Amendment (the “Maturity Date”).

In addition, on a date no later than five (5) business days from the date we complete a bridge financing of no less than $1.5 million USD, we shall pay to Mr. Morris an amount equal to £115,000 GBP as an installment payment on the principal of the Loan, and the balance of the principal of the Loan shall be paid at the Maturity Date.

The description of the Amendment provided above is qualified in its entirety by reference to the complete terms of the Amendment, a copy of which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

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SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Items 1.01 is incorporated into this Item 3.02 by reference.

The issuance of the above shares was made in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 and/or Regulation D promulgated thereunder.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Items 1.01 and 3.02 is incorporated into this Item 5.02 by reference.

On May 30, 2022, Stephen Morris resigned as a member of our board of directors. There was no known disagreement with Mr. Morris on any matter relating to our operations, policies or practices. Mr. Morris remains our Chief Technology Officer.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	2022 Equity Incentive Plan
10.2	Amended and Restated Employment Agreement, dated May 31, 2022 with Rik Willard
10.3	Amended and Restated Employment Agreement, dated May 31, 2022 with Steven Saunders
10.4	Amended Loan Agreement, dated May 23, 2022 with Stephen Morris and Bubblr Limited

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2022	Bubblr, Inc.

	By:	/s/ Rik Willard
	Name: Title:	Rik Willard Chief Executive Officer

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